Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2019 of Cherry Hill Mortgage Investment Corporation (the “Company”).
I, Michael Hutchby, the Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer) of the Company, certify that:
1.	the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2019
By:	/s/ Michael Hutchby
Michael Hutchby
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)